UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - May 7, 2025

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

855 S. Mint Street, Charlotte, NC	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 627-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	HON	The Nasdaq Stock Market LLC
3.500% Senior Notes due 2027	HON 27	The Nasdaq Stock Market LLC
2.250% Senior Notes due 2028	HON 28A	The Nasdaq Stock Market LLC
3.375% Senior Notes due 2030	HON 30	The Nasdaq Stock Market LLC
0.750% Senior Notes due 2032	HON 32	The Nasdaq Stock Market LLC
3.750% Senior Notes due 2032	HON 32A	The Nasdaq Stock Market LLC
4.125% Senior Notes due 2034	HON 34	The Nasdaq Stock Market LLC
3.750% Senior Notes due 2036	HON 36	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Delayed Draw Term Loan Agreement

On May 7, 2025, Honeywell International Inc. (“Honeywell”) entered into a Delayed Draw Term Loan Agreement (the “Term Loan Agreement”) with Bank of America, N.A., as administrative agent, and the syndication agents and documentation agents named therein in such capacity and as the initial lenders.

The Term Loan Agreement provides for a delayed draw term loan facility of an aggregate principal amount of up to $6.0 billion comprised of two tranches: (i) commitments to provide loans in an aggregate principal amount of up to $4.0 billion (“Tranche A-1”) and (ii) commitments to provide loans in an aggregate principal amount of up to $2.0 billion (“Tranche A-2,” and, together with Tranche A-1, the “Tranches”). Commitments to provide Tranche A-1 will expire on May 30, 2025 and commitments to provide Tranche A-2 will expire on December 19, 2025.

Honeywell has elected to enter into the Term Loan Agreement to provide financial flexibility as it manages the separation of its Automation, Aerospace and Solstice Advanced Materials businesses into three independent public companies, while continuing to execute on its capital deployment plan. The Term Loan Agreement is maintained for general corporate purposes, including as noted immediately above.

Interest rates on the term loans under each Tranche will be based on prevailing market rates, plus a margin, in addition to a ticking fee payable on unused amounts, as further described in the Term Loan Agreement. The Term Loan Agreement does not restrict Honeywell’s ability to pay dividends, nor does it contain financial covenants. The Term Loan Agreement contains customary representations and warranties, affirmative and negative covenants and events of default for investment grade borrowers and financings of this type.

The foregoing description of the Term Loan Agreement is not intended to be complete and is qualified in its entirety by reference to the Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the Term Loan Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

10.1	Delayed Draw Term Loan Agreement, dated as of May 7, 2025, among Honeywell International Inc., Bank of America, N.A., as administrative agent, and the syndication agents and documentation agents named therein in such capacity and as the initial lenders.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2025	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Su Ping Lu
Su Ping Lu
Senior Vice President, General Counsel and Corporate Secretary